ACKNOWLEDGMENT OF REPLACEMENT SPECIAL SERVICER

March 15, 2024

To the Persons on the Attached Schedule A

Re:
JPMCC Commercial Mortgage Securities Trust 2016-JP3, Commercial Mortgage Pass-Through Certificates Series 2016-JP3

Ladies and Gentlemen:

Reference is made to (i) the Pooling and Servicing Agreement dated as of September 1, 2016 (the “Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer (“Torchlight”), Wells Fargo Bank, National Association, as Certificate Administrator and Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, relating to the JPMCC Commercial Mortgage Securities Trust 2016-JP3, Commercial Mortgage Pass-Through Certificates Series 2016-JP3, (ii) the Co-Lender Agreement, dated September 30, 2016 (the “1 Kaiser Plaza Co-Lender Agreement”), by and between JPMorgan Chase Bank, National Association, as Initial Note A-1 Holder and JPMorgan Chase Bank, National Association, as Initial Note A-2 Holder, (iii) the Co-Lender Agreement, dated September 30, 2016 (the “Salesforce Tower Co-Lender Agreement”), by and between JPMorgan Chase Bank, National Association, as Initial Note A-1 Holder and JPMorgan Chase Bank, National Association, as Initial Note A-2 Holder, (iv) the Co-Lender Agreement, dated August 26, 2016 (the “National Business Park Co-Lender Agreement”), by and between Starwood Mortgage Funding VI LLC, as Initial Note A-1 Holder and Starwood Mortgage Funding V LLC, as Initial Note A-2 Holder, (v) the Co-Lender Agreement, dated September 7, 2016 (the “Hillside Industrial Co-Lender Agreement”), by and between The Bank of New York Mellon, as Initial Note A-1 Holder and The Bank of New York Mellon, as Initial Note A-2 Holder and (vi) the Amended and Restated Co-Lender Agreement, dated July 29, 2016 (the “Embassy Suites Lake Buena Vista Co-Lender Agreement” and together with the 1 Kaiser Plaza Co-Lender Agreement, the Salesforce Tower Co-Lender Agreement, the National Business Park Co-Lender Agreement and the Hillside Industrial Co-Lender Agreement, the “Co-Lender Agreements”), by and between Starwood Mortgage Funding VI LLC, as Note A-1-A Holder, Starwood Mortgage Funding V LLC, as Note A-1-B Holder and Deutsche Bank Trust Company Americas, on behalf of the Registered Holders of Citigroup Commercial Mortgage Trust 2016-C1, Commercial Mortgage Pass-Through Certificates, Series 2016-C1, as Note A-2 Holder. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. Pursuant to Section 7.01(d) and Section 7.02 of the Agreement, the Directing Certificateholder has removed Torchlight and has appointed KeyBank National Association (“KeyBank”) to serve as successor Special Servicer under the Agreement. The foregoing shall not apply to any Non-Serviced Mortgage Loan or any Serviced AB Whole Loan.

The undersigned hereby agrees with all the other parties to the Agreement that, effective as of the date of this Acknowledgment of Replacement of Special Servicer (the “Acknowledgment”), the undersigned shall serve as Special Servicer under the Agreement and assumes all of the responsibilities, duties and liabilities of the Special Servicer under the Agreement. The undersigned hereby acknowledges and agrees that it is and shall be a party to the Agreement and bound thereby to the full extent indicated in

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the Agreement in the capacity of Special Servicer. The undersigned hereby, as of the date of this Acknowledgment,

(a)
represents and warrants that:
i.
it satisfies all of the eligibility requirements applicable to special servicers contained in the Agreement;
ii.
it satisfies all of the related qualifications applicable to the Special Servicer contained in the Co-Lender Agreements and has met all applicable requirements under such Co-Lender Agreements;
iii.
it is not the Operating Advisor, the Asset Representations Reviewer or an Affiliate of the Operating Advisor or the Asset Representations Reviewer;
iv.
it is not obligated to pay the Operating Advisor (x) any fees or otherwise compensate the Operating Advisor in respect of its obligations under the Agreement, and (y) for the appointment of the successor special servicer or the recommendation by the Operating Advisor for the replacement Special Servicer to become the Special Servicer;
v.
it is not entitled to receive any compensation from the Operating Advisor other than compensation that is not material and is unrelated to the Operating Advisor’s recommendation that such party be appointed as the replacement special servicer;
vi.
it is not entitled to receive any fee from the Operating Advisor for its appointment as successor special servicer, in each case, unless such fee is expressly approved by 100% of the Certificateholders;
vii.
it is not a special servicer that has been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination;
viii.
it currently has a special servicer rating of at least “CSS3” from Fitch;
ix.
it is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination; and
(b)
makes the representations and warranties set forth in Section 6.01(b) of the Agreement mutatis mutandis, and all references to “Agreement” in Section 6.01(b) of the Agreement include this Acknowledgment in addition to the Agreement, with the following exception:
i.
KeyBank is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America.

The following is notice information for KeyBank as Special Servicer under the Agreement:

KeyBank National Association

JPMCC 2016-JP3 – Acknowledgment of Special Servicer

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11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Mike Jenkins
Facsimile: (877) 379-1625
Email: keybank_notices@keybank.com

with a copy to:

Polsinelli
900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Attention: Kraig Kohring
Facsimile: (816) 753-1536
Email: kkohring@polsinelli.com

[SIGNATURE PAGE TO FOLLOW.]

JPMCC 2016-JP3 – Acknowledgment of Special Servicer

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KEYBANK NATIONAL ASSOCIATION

By: /s/ Mike Jenkins

Name: Mike Jenkins

Title: Senior Vice President

JPMCC 2016-JP3 – Acknowledgment of Special Servicer

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Exhibit A

DEPOSITOR:

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

Email: US_CMBS_Notice@jpmorgan.com

With a copy to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: SPG Legal

Email: US_CMBS_Notice@jpmorgan.com

With additional copies to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Lisa Pauquette, Esq.

Email: lisa.pauquette@cwt.com

CERTIFICATE ADMINISTRATOR AND TRUSTEE:

Wells Fargo Bank, N.A.

c/o Computershare Trust Company, National Association, as agent

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services (CMBS) – JPMCC 2016-JP3

with a copy to be sent contemporaneously via email to:

cts.cmbs.bond.admin@computershare.com; trustadministrationgroup@computershare.com

OPERATING ADVISOR:

Pentalpha Surveillance, LLC

375 N. French Road, Suite 100

Amherst, New York 14228

Email: notices@pentalphasurveillance.com

with a copy to:

Bass, Berry & Sims PLC
150 Third Avenue South
Suite 2800
Nashville, Tennessee 37201
Attention: Jay H. Knight
Email: jknight@bassberry.com

MASTER SERVICER:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division head

with a copy to:

Stinson Leonard Street LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attention: Kenda K. Tomes
Email: kenda.tomes@stinson.com

SPECIAL SERVICER:

Torchlight Loan Services, LLC

475 Fifth Avenue

New York, New York 10017

Attention: Abbey Kosakowski – JPMCC 2016-JP3

Email: akosakowski@torchlightinvestors.com

with a copy to:

Torchlight Loan Services, LLC

475 Fifth Avenue

New York, New York 10017

Attention: Jacob M. K. Baron – JPMCC 2016-JP3

Email: jbaron@torchlightinvestors.com

JPMCC 2016-JP3 – Acknowledgment of Special Servicer

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